TEMPUR-PEDIC REPORTS FIRST QUARTER 2010 EARNINGS
– Reports EPS of $0.44
– Completed Prior $100 Million Share Repurchase Authorization
– Announces New $100 Million Share Repurchase Authorization
– Company Raises Financial Guidance for 2010

LEXINGTON, KY, April 20, 2010 – Tempur-Pedic International Inc. (NYSE: TPX), the leading manufacturer, marketer and distributor of premium mattresses and pillows worldwide, today announced financial results for the first quarter ended March 31, 2010. The Company also announced a new $100 million share repurchase program and increased full year 2010 financial guidance.

Financial Summary

•
Earnings per share (EPS) were $0.44 per diluted share in the first quarter of 2010 as compared to $0.18 per diluted share in the first quarter of 2009. The Company reported net income of $33.1 million for the first quarter of 2010 as compared to $13.3 million in the first quarter of 2009.

•
Net sales increased 43% to $253.9 million in the first quarter of 2010 from $177.1 million in the first quarter of 2009. On a constant currency basis, net sales increased 40%. Net sales in the domestic segment increased 57%, while international segment net sales increased 24%. On a constant currency basis, international segment net sales increased 15%.

•
Mattress sales increased 42% globally. Mattress sales increased 55% in the domestic segment and 19% in the international segment. On a constant currency basis, international mattress sales increased 10%. Pillow sales increased 33% globally. Pillow sales increased 44% domestically and 26% internationally. On a constant currency basis, international pillow sales increased 18%.

•
Gross profit margin was 49.2% as compared to 46.2% in the first quarter of 2009. The gross profit margin increased as a result of fixed cost leverage related to higher production volumes and improved efficiencies in manufacturing, partially offset by geographic mix, new product introductions and higher commodity costs.

•	Operating profit margin was 20.6% as compared to 14.6% in the first quarter of 2009. The increase was driven by improved gross profit margin and operating expense leverage driven by higher sales.

•	The Company generated $23.3 million of operating cash flow in the first quarter of 2010.

Chief Executive Officer Mark Sarvary commented, “We are very pleased with our first quarter results - we have increased sales and grown our market share while improving both our gross and operating margins. Our investments in marketing and research and development are driving our sales momentum and we believe they will continue to do so in the future.”

Current Share Repurchase Authorization Completed and New Authorization Announced
During the first quarter of 2010, the Company purchased 3.7 million shares of its common stock at an average price of $27.07 for a total cost of $100.0 million.

The Company announced that the Board of Directors has authorized a new share repurchase program of up to an incremental $100.0 million. Stock repurchases under this program may be made through open market transactions, negotiated purchases or otherwise, at times and in such amounts as management and a committee of the Board deem appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, financing and regulatory requirements and other market conditions. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. This share repurchase program replaces the Company’s prior share repurchase authorization, and may be limited, suspended or terminated at any time without prior notice.

Chief Financial Officer Dale Williams stated, “In addition to our increased financial guidance for 2010 we believe we are well positioned for substantial growth in sales, earnings and cash flow, with limited capital expenditures, over the next several years. After considerable evaluation of our capital structure, we continue to view share repurchases as an excellent means to return value to shareholders over the long term.”

Financial Guidance
The Company increased its full year 2010 guidance for net sales and earnings per share. It currently expects net sales for 2010 to range from $1.02 billion to $1.06 billion. It currently expects EPS for 2010 to range from $1.70 to $1.85 per diluted share. The Company noted its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company’s control. The Company noted its EPS guidance does not assume any benefit from a potential reduction in shares outstanding related to its new share repurchase program.

Conference Call Information
Tempur-Pedic International will host a live conference call to discuss financial results today, April 20, 2010 at 5:00 p.m. Eastern Time. The dial-in number for the conference call is 888-293-6960. The dial-in number for international callers is 719-325-2289. The call is also being webcast and can be accessed on the investor relations section of the Company's website, http://www.tempurpedic.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for 30 days.

Forward-looking Statements
This release contains "forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s belief that its investment in marketing and research and development will continue to drive its sales momentum in the future, the Company’s expectations regarding substantial sales, earnings and cash flow growth and limited capital expenditures, and the Company’s expectations for net sales and earnings per share for 2010. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include general economic, financial  and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s domestic retail channel, including the timing of opening or expanding within large retail accounts; the Company’s ability to address issues in certain underperforming international markets; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; changes in foreign tax rates, including the ability to utilize tax loss carry forwards; and rising commodity costs. Additional information concerning these and other risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including without limitation the Company's annual report on Form 10-K under the headings "Special Note Regarding Forward-Looking Statements" and "Risk Factors." Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company
Tempur-Pedic International Inc. (NYSE: TPX) manufactures and distributes mattresses and pillows made from its proprietary TEMPUR(R) pressure-relieving material. It is the worldwide leader in premium and specialty sleep. The Company is focused on developing, manufacturing and marketing advanced sleep surfaces that help improve the quality of life for people around the world. The Company's products are currently sold in over 80 countries under the TEMPUR(R) and Tempur-Pedic(R) brand names. World headquarters for Tempur-Pedic International is in Lexington, KY. For more information, visit http://www.tempurpedic.com or call 800-805-3635.

Investor Relations Contact:
Barry Hytinen
Senior Vice President
Tempur-Pedic International
800-805-3635

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(In thousands, except per common share amounts)

	Three Months Ended
	March 31,
	2010	2009	Chg%
Net sales	$253,889	$177,104	43%
Cost of sales	129,080	95,243
Gross profit	124,809	81,861	53%
Selling and marketing expenses	46,231	33,872
General, administrative and other expenses	26,288	22,108
Operating income	52,290	25,881	102%

Other expense, net:
Interest expense, net	(3,189)	(4,571)
Other income, net	163	348
Total other expense	(3,026)	(4,223)

Income before income taxes	49,264	21,658	128%
Income tax provision	16,021	8,320
Net income	33,243	13,338
Less: Net income attributable to the noncontrolling interest	95	—
Net income attributable to common stockholders	$33,148	$13,338	149%

Earnings per common share:
Basic	$0.45	$0.18
Diluted	$0.44	$0.18
Weighted average common shares outstanding:
Basic	73,313	74,874
Diluted	75,678	74,959

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2010	2009
ASSETS

Current Assets:
Cash and cash equivalents	$38,422	$14,042
Accounts receivable, net	118,997	105,576
Inventories	68,111	57,686
Prepaid expenses and other current assets	15,888	11,268
Deferred income taxes	20,276	20,411
Total Current Assets	261,694	208,983
Property, plant and equipment, net	165,880	172,497
Goodwill	193,155	193,391
Other intangible assets, net	64,067	64,717
Other non-current assets	4,392	3,791
Total Assets	$689,188	$643,379

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$52,647	$47,761
Accrued expenses and other current liabilities	81,256	81,452
Income taxes payable	14,362	7,312
Total Current Liabilities	148,265	136,525
Long-term debt	392,695	297,470
Deferred income taxes	28,827	29,865
Other non-current liabilities	6,222	7,226
Total Liabilities	576,009	471,086

Equity attributable to common stockholders	111,859	172,293
Equity attributable to the noncontrolling interest	1,320	—
Total Stockholders’ Equity	113,179	172,293
Total Liabilities and Stockholders’ Equity	$689,188	$643,379

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended
	March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$33,243	$13,338
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,585	7,727
Amortization of stock-based compensation	2,411	1,903
Amortization of deferred financing costs	173	172
Bad debt expense	576	2,233
Deferred income taxes	(1,534)	(4,742)
Foreign currency adjustments and other	(844)	(311)
Changes in operating assets and liabilities	(18,290)	5,679
Net cash provided by operating activities	23,320	25,999

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(2,671)	(1,423)
Payments for other	(87)	(218)
Net cash used by investing activities	(2,758)	(1,641)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term revolving credit facility	129,336	61,500
Repayments of long-term revolving credit facility	(33,749)	(79,721)
Proceeds from issuance of Common stock	8,308	—
Excess tax benefit from stock based compensation	1,289	—
Treasury shares repurchased	(100,000)	—
Net cash provided (used) by financing activities	5,184	(18,221)
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1,366)	(395)
Increase in cash and cash equivalents	24,380	5,742
CASH AND CASH EQUIVALENTS, beginning of period	14,042	15,385
CASH AND CASH EQUIVALENTS, end of period	$38,422	$21,127

Summary of Channel Sales
The Company generates sales through four distribution channels: retail, direct, healthcare and third party.  The retail channel sells to furniture, specialty and department stores globally.  The direct channel sells directly to consumers.  The healthcare channel sells to hospitals, nursing homes, healthcare professionals and medical retailers.  The third party channel sells to distributors in countries where Tempur-Pedic International does not operate its own distribution company.

The following table highlights net sales information, by channel and by segment, for the first quarter of 2010 compared to 2009:

(In thousands)
	CONSOLIDATED		DOMESTIC		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2010	2009	2010	2009	2010	2009
Retail	$212,740	$150,522	$143,217	$93,411	$69,523	$57,111
Direct	16,614	9,729	14,555	8,478	2,059	1,251
Healthcare	9,898	8,902	3,438	2,694	6,460	6,208
Third Party	14,637	7,951	5,343	1,851	9,294	6,100
	$253,889	$177,104	$166,553	$106,434	$87,336	$70,670

Summary of Product Sales
The following table highlights net sales information, by product and by segment, for the first quarter of 2010 compared to 2009:

(In thousands)
	CONSOLIDATED		DOMESTIC		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2010	2009	2010	2009	2010	2009
Mattresses	$169,073	$119,128	$117,386	$75,711	$51,687	$43,417
Pillows	30,746	23,061	14,129	9,845	16,617	13,216
Other	54,070	34,915	35,038	20,878	19,032	14,037
	$253,889	$177,104	$166,553	$106,434	$87,336	$70,670

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation of Adjusted EBITDA to Net Income and Funded debt to Total debt
Non-GAAP Measures
(In thousands)

The Company provides information regarding Adjusted EBITDA and Funded debt which are not recognized terms under GAAP (Generally Accepted Accounting Principles) and do not purport to be alternatives to Net income as a measure of operating performance or Total debt. A reconciliation of Adjusted EBITDA to the Company’s Net income and a reconciliation of Funded debt to Total debt are provided below. Management believes that the use of Adjusted EBITDA and Funded debt provides investors with useful information with respect to the terms of the Company’s credit facility.

Reconciliation of Adjusted EBITDA to Net income
The following table sets forth the reconciliation of the Company’s reported Net income to the calculation of Adjusted EBITDA for each of the three months ended June 30, 2009, September 30, 2009, December 31, 2009 and March 31, 2010, as well as the twelve months ended March 31, 2010:
	Three Months Ended				Twelve Months Ended
	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	March 31, 2010

GAAP Net income attributable to common stockholders	$16,857	$25,684	$29,114	$33,148	$104,803
Plus:
Interest expense	4,477	4,311	3,990	3,189	15,967
Income taxes	8,098	12,467	14,159	16,021	50,745
Depreciation & Amortization	9,977	10,367	10,239	9,996	40,579
Other (1)	—	—	—	361	361
Adjusted EBITDA	$39,409	$52,829	$57,502	$62,715	$212,455

(1) Includes professional costs incurred in connection with the acquisition of the Company’s Canadian distributor, which closed on April 1, 2010. In accordance with the Company’s credit facility, this amount is excluded from the calculation of Adjusted EBITDA for purposes of calculating compliance with the ratio of Funded debt to Adjusted EBITDA.

Reconciliation of Funded debt to Total debt
The following table sets forth the reconciliation of the Company’s reported Total debt to the calculation of Funded debt as of March 31, 2010:
As of
March 31, 2010

GAAP basis Total debt	$392,695
Plus:
Letters of credit outstanding	11,262
Funded debt	$403,957

Calculation of Funded debt to Adjusted EBITDA
As of
March 31, 2010

Funded debt	$403,957
Adjusted EBITDA	212,455
1.90 times